Exhibit 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
E-MAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Sterling Gold Corp.

DATED this 18th day of October, 2004.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak